CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 18, 2005, in the Registration Statement (Form SB-2—Amendment #1) and related Prospectus of EarthFirst Technologies, Incorporated for the registration of shares of its common stock.

s/ Aidman, Piser & Company, P.A.

Tampa, Florida

July 25, 2005